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Mutual Savings Bank                                                                                                REVOCABLE PROXY

This proxy,  if executed,  will be voted FOR  adoption of the Plan of  Conversion  if no choice is made herein.  This proxy may be revoked at any time before it is exercised.


The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members of Mutual Savings Bank called for June 21, 2004 and a Proxy Statement for the Special Meeting prior to the signing of this proxy.



                                                                                ----------------------------------------
                                                                                Signature                           Date


                                                                                ----------------------------------------
                                                                                Signature                           Date

                                                                                NOTE:  Please sign exactly as your name appears on
                                                                                this Proxy.  Only one signature is required in the
                                                                                case  of  a  joint  account.  When  signing  in  a
                                                                                representative capacity, please give title.


                                     PLEASE DETACH, MARK, SIGN, DATE AND PROMPTLY RETURN THIS
                                     PROXY CARD USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
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                                                                                               Third Century Bancorp

                                                                                              80 East Jefferson Street
                                                                                               Franklin, Indiana 46131
                                                                                                    (317) 736-7492

                                                                                         Stock Order and Certification Form

------------------------------------------------------------------------------------------------------------------------------------


Deadline:  The Subscription  Offering ends at 12:00 Noon, Franklin,  Indiana Time, on June 14, 2004. Your original Stock Order and
Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any Mutual Savings Bank branch office,  by the deadline,  or it will be considered  void. Faxes or copies of this form will not be accepted.


------------------------------------------------------------------- ----------------------------------------------------------------

(1) Number of Shares                         (2) Total Amount Due     (6) [ ]  Check here if you are a director, officer or employee
                          Price Per Share                                      of Mutual  Savings Bank or a member of such person's
  ____________________  X $10.00 =           $____________________             immediate family.

                                                                    ----------------------------------------------------------------
Minimum - 25 shares
Maximum - Generally 15,000 shares; however, see the Prospectus.       (7) [ ]  NASD Affiliation - see description on reverse side of
-------------------------------------------------------------------            this form.
Method of Payment                                                   ----------------------------------------------------------------
(3) [ ] Enclosed is a check, bank draft or money order payable to     (8)      Please review the preprinted  account  information
        Third Century Bancorp for $______________.                             listed below.  The accounts  printed below may not
                                                                               be all of your  qualifying  accounts  or even your
(4) [ ] I authorize you to make withdrawals from my Mutual Savings             accounts as of the  earliest of the three dates if
        Bank certificate or savings account(s) shown below, and                you have changed names on the accounts. You should
        understand that the amounts will not otherwise be available            list any other  accounts  that you may have or had
        for withdrawal:                                                        with Mutual Savings Bank in the box below. SEE THE
                                                                               STOCK  ORDER FORM  INSTRUCTIONS  SHEET FOR FURTHER
Account Number(s)                                  Amount(s)                   INFORMATION.  All subscription  orders are subject
                                                                               to the provisions of the Plan of Conversion.
------------------------------------------  ---------------------
                                                                      ------------------------------------------------------------
------------------------------------------  ---------------------

------------------------------------------  ---------------------

------------------------------------------  ---------------------

------------------------------------------  ---------------------

                        Total Withdrawal    ---------------------


There is NO penalty for early withdrawal.
-------------------------------------------------------------------
(5) Purchaser Information (check one)                                 ------------------------------------------------------------
a. [ ]  Eligible  Account  Holder  -  Check  here  if  you  were a     Additional Qualifying Accounts
depositor  with $50 or more on deposit with Mutual Savings Bank as
of  December  31,  2002.  Enter  information  in Section 8 for all     Account Title (Names on Accounts)            Account Number
deposit  accounts  that  you  had at  Mutual  Savings  Bank  as of     ------------------------------------------  -----------------
December 31, 2002.
                                                                       ------------------------------------------  -----------------
b. [ ]  Supplemental  Eligible  Account Holder - Check here if you
were a depositor  with $50 or more on deposit with Mutual  Savings     ------------------------------------------  -----------------
Bank as of March 31, 2004 but are not an Eligible  Account Holder.
Enter  information in Section 8 for all deposit  accounts that you     ------------------------------------------  -----------------
had at Mutual Savings Bank on March 31, 2004.

c. [ ] Other Member - Check here if you were a Mutual Savings Bank
depositor  as  of  April  30,  2004,  or   borrower  with  loan(s)      Please Note: Failure to list all of your accounts may result
outstanding on  April 30, 2004,  but are not an  Eligible  Account      in the  loss  of part or all of  your  subscription  rights.
Holder   or  a  Supplemental   Eligible   Account   Holder.  Enter      (additional space on back of form)
information  in  Section 8 for all accounts that you had at Mutual
Savings Bank on April 30, 2004.
------------------------------------------------------------------- ----------------------------------------------------------------

(9)  Stock Registration - Please Print Legibly and Fill Out Completely
     (Note:  The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

     [ ] Individual                 [ ] Uniform Transfer to Minors Act      [ ] Partnership
     [ ] Joint Tenants              [ ] Uniform Gift to Minors Act          [ ] Individual Retirement Account
     [ ] Tenants in Common          [ ] Corporation                         [ ] Fiduciary/Trust (Under Agreement Dated ____________)

--------------------------------------------------------------------  --------------------------------------------------------------

Name                                                                  Social Security or Tax I.D.
--------------------------------------------------------------------  --------------------------------------------------------------

Name                                                                  Social Security or Tax I.D.
--------------------------------------------------------------------  --------------------------------------------------------------
                                                                                 Daytime
Mailing Address                                                                  Telephone
-------------------------------------------------------------------------------  ---------------------------------------------------
                                              Zip                                Evening
City                          State           Code          County               Telephone
-------------------------------------------------------------------------------  ---------------------------------------------------


Acknowledgment  By signing  below, I acknowledge  receipt of the Prospectus  dated May 13, 2004 and understand I may not change or revoke my order once it is received by Third Century Bancorp.  I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares.  Applicable regulations prohibit any persons from  transferring,  or entering into any  agreement  directly or  indirectly  to transfer,  the legal or beneficial  ownership of subscription rights or the underlying  securities to the account of another person.  Third Century Bancorp will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription  rights and will not honor orders known by it to involve such transfer.  Under  penalties of perjury,  I further  certify that: (1) the social security number or taxpayer identification  number given above is correct and (2) I am not subject to backup withholding.  You must cross out this item (2) in this  acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of  under-reporting  interest or dividends on your tax return.  By signing  below, I also  acknowledge  that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.


Signature:  THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM.  This order is not valid if the Stock Order and
Certification Form are not both signed and properly completed.  Your order will be filled in accordance with the provisions of the
Plan of Conversion as described in the  Prospectus.  An additional  signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

--------------------------------------------------        --------------------------------------------------------------------------
Signature                               Date                 Office Use Only              Check #  ______________  _____________

--------------------------------------------------        Date Rec'd ______/_____         Ck. Amt. ______________  _____________
Signature                               Date
                                                          Batch # __________- Order #___________________   Category_____________
--------------------------------------------------        --------------------------------------------------------------------------

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MUTUAL SAVINGS BANK                                                                                             REVOCABLE PROXY



THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MUTUAL  SAVINGS BANK (THE "BANK") FOR USE AT A SPECIAL  MEETING OF MEMBERS TO
BE HELD ON JUNE 21, 2004 AND ANY  ADJOURNMENT  OF THAT  MEETING,  FOR THE  PURPOSES SET FORTH IN THE  FOREGOING  NOTICE OF SPECIAL
MEETING. YOUR BOARD OF DIRECTORS AND MANAGEMENT URGE YOU TO VOTE FOR THE PLAN OF CONVERSION.

The undersigned  being a member of the Bank,  hereby  authorizes the Board of Directors of Mutual Savings Bank, or the majority of such directors, as proxies, with full powers of substitution, to represent the undersigned at the Special Meeting of Members to be held at the Bank's principal office, 80 East Jefferson Street, Franklin,  Indiana on June 21, 2004 at 2:00 p.m., Indiana time, and at any  adjournment  of said  meeting,  to act with respect to all votes that the  undersigned  would be entitled to cast, if then personally  present,  as set forth below:


               (1) Approval of the Plan of  Conversion.  The adoption of the Plan of  Conversion  (the "Plan") to convert the Bank from an Indiana  mutual  savings bank to an Indiana  stock  savings  bank,  including  the  adoption of Articles of Stock  Charter
Conversion and By-Laws,  with the simultaneous  issuance of its common stock to Third Century Bancorp, an Indiana corporation (the
"Holding Company") and sale by the Holding Company of shares of its common stock.

                                                      FOR  [ ]      AGAINST [ ]

               (2) To vote, in its  discretion,  upon such other  business as may properly come before the Special  Meeting or any adjournment thereof. Management is not aware of any other such business that may come before the Special Meeting.

                                                      FOR  [ ]      AGAINST [ ]

This proxy,  if executed,  will be voted "FOR" adoption of the Plan of Conversion and for adjournment of the Special  Meeting,  if necessary,  if no choice is made  herein.  Please  date and sign this  proxy on the  reverse  side and  return it in the  enclosed envelope.
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                                                       Third Century Bancorp
------------------------------------------------------------------- ----------------------------------------------------------------
Item (7) continued - NASD Affiliation  (this section only             Item (8) continued; Purchaser Information
applies to those individuals who meet the delineated criteria)

                                                                       Account Title (Names on Accounts)           Account Number
Check the box if you are a member of the National  Association  of     ------------------------------------------  -----------------
Securities  Dealers,  Inc.  ("NASD"),  a person associated with an
NASD member,  a member of the immediate  family of any such person     ------------------------------------------  -----------------
to whose support such person contributes,  directly or indirectly,
or the  holder  of an  account  in which an NASD  member or person     ------------------------------------------  -----------------
associated  with an NASD  member  has a  beneficial  interest.
                                                                       ------------------------------------------  -----------------

                                                                       ------------------------------------------  -----------------

                                                                       ------------------------------------------  -----------------

                                                                       ------------------------------------------  -----------------

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                                                        CERTIFICATION FORM

                           (This Certification Form Must Be Signed In Addition to the Stock Order Form)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK,  WITHOUT PAR VALUE, OF THIRD CENTURY BANCORP ARE NOT DEPOSITS OR AN ACCOUNT AND ARE
NOT FEDERALLY INSURED OR GUARANTEED BY MUTUAL SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally  insured or guaranteed,  or are as safe as an insured  deposit,  I should call the Indiana Department of Financial Institutions at (317) 232-3955.


I further certify that,  before purchasing the Common Stock of Third Century Bancorp I received a copy of the Prospectus dated May
13, 2004 which  discloses the nature of the Common Stock being offered and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 12 of the Prospectus:


1.   Mutual's  Commercial Real Estate,  Commercial  Business,  Construction  and Consumer Loans Expose It to Increased Credit Risk.

2.   Changes in Interest Rates Could Adversely Affect Our Earnings.

3.   The Future  Price of Our Stock May Be Less than the  Purchase  Price in the Offering.

4.   Our  Return on  Stockholders'  Equity  Will Be  Reduced  as a Result of the Offering and Could Negatively Impact the Price of
     Our Stock.

5.   Competition   in  Our  Primary   Market  Area  May  Limit  Our  Growth  and Profitability.

6.   We  Intend  to Remain  Independent  Which  May Mean You Will Not  Receive a Premium for Your Common Stock.

7.   Our Stock Value May Suffer from Our Ability to Impede Potential Takeovers.

8.   Expected  Voting Control by Directors and Officers  Could Impede  Potential Takeovers.

9.   The  Implementation  of  Stock-based  Employee  Benefit Plans Will Increase Future Compensation Expense, Reduce Earnings and
     Cause Dilution.

10.  A Delay in  Completing  the  Conversion  Could  Significantly  Increase Our Costs.

11.  A Determination  by the Internal Revenue Service that  Subscription  Rights Are Taxable Could Increase Your Taxable Income.

12.  A Downturn in the Indiana Economy May Adversely Affect Our Earnings.


--------------------------------------------------        --------------------------------------------------
Signature                               Date              Signature                               Date

--------------------------------------------------        --------------------------------------------------



Signature                  Date                 Signature                  Date

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT
OF 1933,  AS AMENDED.  THE SHARES OF COMMON  STOCK  BEING  OFFERED  ARE NOT  SAVINGS  ACCOUNTS OR DEPOSITS  AND ARE NOT INSURED OR
GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


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THIRD CENTURY BANCORP

                         Stock Ownership Guide and Stock Order Form Instructions

--------------------------------------------------------------------------------

Stock Order Form Instructions - All subscription orders are subject to the provisions of the Plan of Conversion.
--------------------------------------------------------------------------------

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 15,000 shares (15,000 shares x $10.00 per share = $150,000). No person, together with associates, as defined in the prospectus, and persons acting in concert may purchase more than 25,000 shares (25,000 shares x $10.00 per share = $250,000) of the common stock offered in the offering. For additional information, see "Limitations on Stock Purchases" in the prospectus.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange the cash for a check with any of the tellers at a Mutual Savings Bank branch, by check, bank draft or money order payable to THIRD CENTURY BANCORP. DO NOT MAIL CASH. Your funds will earn interest at the bank's statement savings rate until the Conversion is completed.

Item 4 - To pay by withdrawal from a savings account or certificate at Mutual Savings Bank, insert the depositor number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Mutual Savings Bank will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the stock offering closes and earn their respective rate of interest.

Item 5 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

Item 6 - Please check this box if you are a director, officer or employee of Mutual Savings Bank, or a member of such person's household.

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.)

Item 8 - Please review the preprinted qualifying depositor number(s) information. The depositor number(s) listed may not be all of your depositor number(s). You should list any other qualifying accounts that you may have or had with Mutual Savings Bank in the box located under the heading "Additional Qualifying Accounts". These may appear on other stock order forms you have received. For example, if you are ordering stock in just your name, you should list all of your depositor numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all depositor numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Transfers to Minors Act, the minor must have had a depositor number on one of the three dates and you should list only their depositor number(s). If you are ordering stock corporately, you need to list just that corporation's depositor number, as your individual depositor number(s) do not qualify. Failure to list all of your qualifying depositor numbers may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Third Century Bancorp common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.


                  (See Reverse Side for Stock Ownership Guide)

THIRD CENTURY BANCORP

                         Stock Ownership Guide and Stock Order Form Instructions

--------------------------------------------------------------------------------
Stock Ownership Guide
--------------------------------------------------------------------------------

Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfers To Minors Act - For residents of Indiana and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-IN or UGMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged "trustee-to-trustee" transfer if their IRA is currently at Mutual Savings Bank. IRAs at Mutual Federal Savings are not self directed and stocks may only be held in a self-directed IRA. Please contact your broker or self-directed IRA provider as quickly as possible to explore this option, as it may take several days to complete a trustee-to-trustee transfer.

Registration for IRA's:  On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
                         On Name Line 2 - FBO (for benefit of) YOUR NAME IRA
                             a/c #______.
                         Address  will be that of the broker / trust  department
                             to which the stock certificate will be sent.
                         The Social Security / Tax I.D. number(s) will be either
                             yours or your  trustees,  as they  direct.
                         Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.


              (See Reverse Side for Stock Order Form Instructions)